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                                   EXHIBIT 99

                                  PRESS RELEASE

                          Codorus Valley Bancorp, Inc.

                    Common Stock Repurchase Program Initiated

Codorus Valley Bancorp, Inc. (Codorus Valley or Corporation), announced that its board of directors has authorized the purchase, in open market and privately negotiated transactions, of up to 4.9% or approximately 146,000 shares of its currently outstanding common stock. Codorus Valley's shares trade on the Nasdaq National Market under the symbol "CVLY." Repurchases are authorized to be made by Codorus Valley periodically when market conditions warrant. In announcing the plan, Codorus Valley's President and CEO Larry J. Miller stated that the board of directors believes that the opportunity to purchase Codorus Valley common stock represents an attractive opportunity for the Corporation and its shareholders.

Codorus Valley, with consolidated assets of approximately $392 million (6/30/04 data), is the parent company of PeoplesBank, A Codorus Valley Company. PeoplesBank, with origins dating back to 1864, provides a full range of business and consumer banking services through twelve financial centers throughout York County, Pennsylvania. It also offers mortgage banking, investment, insurance, trust and real estate settlement services. Additional information is available on the bank's website -- www.peoplesbanknet.com.

Management of Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Release. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as "believes," "expects," "anticipates" or similar expressions occur in this Press Release, management is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release.

Questions or comments regarding this Press Release should be directed to Larry J. Miller, President & CEO, Codorus Valley Bancorp, Inc. by telephone at 717-747-1500 or 800-646-1970; or by e-mail at
lmiller@peoplesbanknet.com.

October 14, 2004
York, Pennsylvania


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